UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2026
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2026, the Board of Directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company”) appointed Anthony D. Salcido to serve as a Class II director, effective as of February 5, 2026, to serve for an initial term expiring at the Company’s 2026 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. The Board has appointed Mr. Salcido to its Audit Committee and Safety & Security Committee, effective immediately. Mr. Salcido is an independent director under the applicable Securities and Exchange Commission rules, Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, and the Nasdaq Stock Market rules (the “Nasdaq Rules”) and satisfies all the requirements under the Nasdaq Rules regarding service and qualifications as a member of the Audit Committee. Mr. Salcido was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from eleven to twelve directors.
As a non-employee director, Mr. Salcido will be compensated for his service in accordance with the Company’s Non-Employee Director Compensation Program (as amended, the “Non-Employee Director Compensation Program”). Pursuant to the Non-Employee Director Compensation Program, Mr. Salcido will receive annual cash compensation of $100,000 for his service as a member of the Board (paid quarterly in arrears and prorated based on the portion of days actually served in the applicable quarter). Mr. Salcido will also receive (i) an initial award of restricted stock units (“RSUs”) equal to $140,000 multiplied by a fraction, the numerator of which is the number of days from and including his appointment until May 15, 2026, and the denominator of which is 365 (the “Initial Award”) and (ii) an annual award of RSUs granted on the date of each annual meeting of the Company’s stockholders, equaling $160,000 divided by the closing price of the Company’s common stock on the grant date (the “Annual Award”). Each of the Initial Award and Annual Award will vest in full on the earlier of the first anniversary of the grant date and immediately prior to the next annual meeting of the Company’s stockholders after the grant date, subject in each case to his continued service on the Board through the vesting date.
Mr. Salcido, age 65, served as the Chief Accounting Officer of Toyota Motors North America from June 2017 until his retirement in July 2019, after previously serving in various senior financial positions within Toyota since January 2005. He currently serves on the Board of Trustees and as Finance Committee Chair for Social and Public Art Resource Center and previously served on the Board of Trustees and as Audit Committee Chair of the Hispanic Scholarship Fund from January 2008 to September 2021 and as Audit Committee Chair of Toyota Motors Credit Corporation from January 2011 to July 2019. Mr. Salcido holds a B.S. in business administration from the University of Southern California and is a Certified Public Accountant (inactive).
There are no arrangements or understandings between Mr. Salcido, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Salcido was selected as a director. Mr. Salcido has no family relationship with any director or executive officer of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Salcido is expected to enter into the Company’s standard form of indemnification agreement in the form filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-254004), filed with the Securities and Exchange Commission on March 8, 2021.
A copy of the press release announcing the appointment of Mr. Salcido to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 9, 2026
104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: February 9, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs